   REGISTER.COM ANNOUNCES CONSIDERATION OF STRATEGIC ALTERNATIVES TO MAXIMIZE
   SHAREHOLDER VALUE; COMPANY APPOINTS DAVID L. MOORE INTERIM CHIEF EXECUTIVE
        OFFICER; ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 8TH

NEW YORK, Jun 20, 2005 (BUSINESS WIRE) -- Register.com, Inc. (Nasdaq: RCOM)
today announced that the Board of Directors, by the unanimous vote of all directors not associated with RCM Acquisition Co. LLC, has rejected the proposal from RCM Acquisition to purchase the Company for $7.10 per share in cash as inadequate.

"The Board has considered the offer from RCM and we don't believe that it reflects the full and fair value of the Company," said Mitchell I. Quain,
Chairman of the Board of Directors of Register.com. "We have instructed our financial advisors, Credit Suisse First Boston, to consider all available alternatives to maximize shareholder value, including potential further discussions with RCM."

Register.com also announced that David L. Moore has been appointed interim Chief
Executive Officer. He succeeds Peter A. Forman, who, as previously announced, is leaving the Company at the end of his two-year term contract, which expired June
16th. Register.com is continuing its search for a permanent CEO.

"We are pleased to have found an executive of David's caliber to assume the interim CEO role," said Mr. Quain. "His appointment was unanimous by the Board and we believe strongly that he will serve a valuable role managing the Company as the Board considers strategic alternatives."

Mr. Moore is currently Chairman of Sonostar Ventures, LLC, a private equity/venture capital firm, which he co-founded in 1997, and the Chairman of
Garden State Brickface, one of the largest direct marketers of remodeling services in the United States. Until early 2004 he was Vice Chairman of Marquis
Jet, Inc., an affiliate of Berkshire Hathaway's NetJets. Over the past 10 years,
Mr. Moore has served as a director on the boards of ten different companies, including MarketWatch.com, a leading provider of business news and financial information, which was recently acquired by Dow Jones, as well as Bolle
Sunglasses and Lumen Technologies. Mr. Moore received a Bachelor of Arts in
Economics, magna cum laude, from Amherst College and a Masters of Business
Administration from Harvard University.

"I am pleased to be joining a longstanding, respected brand in the domain name industry," said Mr. Moore. "I look forward to working with Register.com management and the Board to execute on the Company's strategy."

Mr. Quain commented, "We thank Peter for all he has done over the past two years to help refocus the strategic direction of the Company."

"I'm proud of the progress we've made over the last two years in transforming
Register.com into a true Internet services company," said Mr. Forman. "We are now a company that sells a broad array of value added services to a highly valuable customer set."

The Company also announced that the Board, by unanimous vote, has set the
Company's 2005 annual meeting of stockholders for September 8th to be held in
New York, NY at 10 AM.

About Register.com

Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With approximately three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New York.

Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the introduction and success of new top level domains, customer acceptance of new products and services offered in addition to, or as enhancements of our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated with any extraordinary transactions we may pursue, uncertainty regarding our identified material weaknesses and the potential identification of additional control deficiencies as material weaknesses, uncertainty regarding our ability to comply with Nasdaq listing requirements, and other factors detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-Q for the quarter ended March 31, 2005.

irfin

SOURCE: Register.com, Inc.

Register.com, Inc.
Investor Relations
Stephanie Marks, 212-798-9169
ir@register.com
             or
Scott Eckstein, 212-798-9185
ir@register.com

Copyright Business Wire 2005

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